UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 22, 2007

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2007, the Stock Option Committee of Southwest Bancorp, Inc. granted stock based awards based upon 2006 performance. All of the awards were made under Southwest’s 1994 Stock Option Plan, as amended. The awards related to a total of 100,799 shares of restricted stock and shares issuable upon exercise of options. After these awards, 233,892 shares of common stock remain available for issuance under the option plan. The awards had no effect on 2006 expenses or net income. The expense of these awards will be recorded in 2007 and later years in accordance with generally accepted accounting principles. Additional information regarding those awards made to named executive officers is provided below.

Name	GrantDate	Exercise orBase Priceof OptionAwards	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards

Rick Green President and Chief Executive Officer	3/22/2007	$26.395	$26.350	$128,491
Kerby E. Crowell Executive Vice President, Secretary and Chief Financial Officer	3/22/2007	26.395	26.350	50,742
Jerry Lanier Executive Vice President and Chief Lending Officer	3/22/2007	26.395	26.350	51,502
Kimberly E. Sinclair Executive Vice President and Chief Administrative Officer	3/22/2007	26.395	6.350	43,943
Chares H. Westerheide Executive Vice President and Treasurer	3/22/2007	26.395	26.350	40,175

Mr. Green's award consists of 4,868 shares of restricted stock issued under Southwest's stock option plan. The restrictions on 1/3 of these shares expires on the first, second and third anniversary of the date of grant.

Other awards consist of options exercisable for common stock under Southwest's stock option plan, exercisable 1/3 immediately and 1/3 upon first and second anniversary of the grant.

Under the option plan, the exercise price or base price of awards is the average of the high and low sales price on the NASDAQ Stock Market on the date of grant.

Stock options with a total grant date fair value of $300,055 were granted to other executive officers. Theses options are exercisable on the same terms applicable to option awards to named executive officers.

The numbers of shares subject to awards to all executive officers are as follows: Mr. Green-4,868; Mr. Crowell-9,201; Mr. Lanier-9,339; Ms. Sinclair-7,968; Mr. Westerheide-7,285; Mr. Beauttas-6,069; Mr. Glenn-5,521; Mr. Hadley-5,678; Mr. Horning-7,048; Mr. McLaughlin-6,833; Mr. Mills-6,754; Mr. Newton-5,482; Mr. Osborn-4,894; Mr. Peterson-5,873; Mr. York-5,740.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The information provided in response to Item 1.01 is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Kerby E. Crowell

Name:	Kerby E. Crowell
Title:	Executive Vice President, CFO and Secretary
Date:	March 28, 2007